SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                        VOYAGEUR ASSET MANAGEMENT
                 GREAT HALL U.S. GOVERNMENT MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    1. To approve the election of the following individuals to the board of directors of the Company:

                                 T. Geron Bell

    Affirmative         527,116,671.490          51.693%           97.254%
    Withhold             14,880,993.230           1.459%            2.746%


    TOTAL               541,997,664.720          53.152%          100.000%

                                Lucy Hancock Bode

    Affirmative         527,035,017.300          51.685%           97.239%
    Withhold             14,962,647.420           1.467%            2.761%


    TOTAL               541,997,664.720          53.152%          100.000%

                                Leslie H. Garner, Jr.

    Affirmative         527,286,590.510          51.709%           97.286%
    Withhold             14,711,074.210           1.443%            2.714%


    TOTAL               541,997,664.720          53.152%          100.000%

                                Ronald James

    Affirmative         527,714,189.280          51.751%           97.365%
    Withhold             14,283,475.440           1.401%            2.635%


    TOTAL               541,997,664.720          53.152%          100.000%

                                Michael T. Lee

    Affirmative         527,711,271.200          51.751%           97.364%
    Withhold             14,286,393.520           1.401%            2.636%


    TOTAL               541,997,664.720          53.152%          100.000%

                                John A. MacDonald

    Affirmative         527,213,280.970          51.702%           97.272%
    Withhold             14,784,383.750           1.450%            2.728%


    TOTAL               541,997,664.720          53.152%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                        VOYAGEUR ASSET MANAGEMENT
                 GREAT HALL U.S. GOVERNMENT MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

                                H. David Rybolt

    Affirmative         527,861,596.260          51.766%           97.392%
    Withhold             14,136,068.460           1.386%            2.608%


    TOTAL               541,997,664.720          53.152%          100.000%

                                James R. Seward

    Affirmative         527,203,734.590          51.701%           97.270%
    Withhold             14,793,930.130           1.451%            2.730%


    TOTAL               541,997,664.720          53.152%          100.000%

                                Jay H. Wein

    Affirmative         527,815,712.740          51.761%           97.383%
    Withhold             14,181,951.980           1.391%            2.617%


    TOTAL               541,997,664.720          53.152%          100.000%

    2. To approve an Agreement and Plan of Reorganization, pursuant to which the Fund would be reorganized as a separate portfolio of the Tamarack Funds Trust, a newly-created Delaware statutory trust.

    Affirmative         516,542,507.210          50.656%           95.303%
    Against              16,844,482.060           1.652%            3.108%
    Abstain               8,610,675.450            .844%            1.589%


    TOTAL               541,997,664.720          53.152%          100.000%

    3. To approve the modification/reclassification of certain fundamental investment policies/restrictions. Modification of policies that must remain fundamental:

     3.A Diversification

    Affirmative         510,016,115.470          50.016%           94.099%
    Against              19,443,495.710           1.906%            3.588%
    Abstain              12,538,053.540           1.230%            2.313%


    TOTAL               541,997,664.720          53.152%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                        VOYAGEUR ASSET MANAGEMENT
                 GREAT HALL U.S. GOVERNMENT MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.B Borrowing

    Affirmative         509,445,962.730          49.960%           93.994%
    Against              20,013,648.450           1.962%            3.693%
    Abstain              12,538,053.540           1.230%            2.313%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.C Senior Securities

    Affirmative         509,925,856.160          50.007%           94.083%
    Against              19,490,176.110           1.911%            3.596%
    Abstain              12,581,632.450           1.234%            2.321%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.D Underwriting Securities

    Affirmative         509,620,462.500          49.977%           94.026%
    Against              19,872,816.310           1.949%            3.667%
    Abstain              12,504,385.910           1.226%            2.307%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.E Real Estate

    Affirmative         509,356,864.790          49.951%           93.978%
    Against              20,111,519.080           1.972%            3.710%
    Abstain              12,529,280.850           1.229%            2.312%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.F Making Loans

    Affirmative         509,224,188.470          49.938%           93.953%
    Against              20,235,512.400           1.984%            3.734%
    Abstain              12,537,963.850           1.230%            2.313%


    TOTAL               541,997,664.720          53.152%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 4
                        VOYAGEUR ASSET MANAGEMENT
                 GREAT HALL U.S. GOVERNMENT MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.G Concentration of Investments

    Affirmative         509,956,857.640          50.010%           94.088%
    Against              19,536,536.780           1.916%            3.605%
    Abstain              12,504,270.300           1.226%            2.307%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.H Commodities

    Affirmative         508,292,223.540          49.847%           93.781%
    Against              20,856,782.130           2.045%            3.848%
    Abstain              12,848,659.050           1.260%            2.371%


    TOTAL               541,997,664.720          53.152%          100.000%

    Reclassification of certain policies/restrictions as non-fundamental:

     3.I Pledging, Mortgaging and Hypothecating

    Affirmative         507,497,437.230          49.769%           93.635%
    Against              21,007,268.880           2.060%            3.876%
    Abstain              13,492,958.610           1.323%            2.489%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.J Investments for Control

    Affirmative         508,253,973.110          49.843%           93.774%
    Against              20,210,096.080           1.982%            3.729%
    Abstain              13,533,595.530           1.327%            2.497%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.K Investments in Other Investment Companies

    Affirmative         508,838,164.370          49.900%           93.882%
    Against              19,736,801.800           1.936%            3.641%
    Abstain              13,422,698.550           1.316%            2.477%


    TOTAL               541,997,664.720          53.152%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 5
                        VOYAGEUR ASSET MANAGEMENT
                 GREAT HALL U.S. GOVERNMENT MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.L Writing and Selling Options

    Affirmative         507,915,146.760          49.810%           93.712%
    Against              20,626,005.780           2.022%            3.805%
    Abstain              13,456,512.180           1.320%            2.483%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.M Margin Activities and Short Selling

    Affirmative         506,866,409.520          49.707%           93.518%
    Against              21,708,526.260           2.129%            4.005%
    Abstain              13,422,728.940           1.316%            2.477%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.N Unseasoned Companies

    Affirmative         507,415,966.180          49.761%           93.620%
    Against              21,153,754.080           2.074%            3.903%
    Abstain              13,427,944.460           1.317%            2.477%


    TOTAL               541,997,664.720          53.152%          100.000%

    3.O Investments in Equity Securities

    Affirmative         508,499,107.350          49.867%           93.819%
    Against              20,106,375.260           1.972%            3.710%
    Abstain              13,392,182.110           1.313%            2.471%


    TOTAL               541,997,664.720          53.152%          100.000%

    4. To ratify the selection of Deloitte & Touche LLP as the independent auditors of the Fund for the current fiscal year.

    Affirmative         531,246,393.380          52.098%           98.016%
    Against               5,198,245.260            .509%             .959%
    Abstain               5,553,026.080            .545%            1.025%


    TOTAL               541,997,664.720          53.152%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 6
                        VOYAGEUR ASSET MANAGEMENT
                 GREAT HALL U.S. GOVERNMENT MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL     1,019,713,988.100

    VOTED SHARES       541,997,664.720

    PERCENT PRESENT             53.152%

                                                            C37